Exhibit 99.1
PRESS RELEASE
I-Sector Reports Third Quarter Results;
Announces Intention to Sell Two Non-Core Business Units
HOUSTON—(BUSINESS WIRE)—November 8, 2005—I-Sector Corporation (AMEX:ISR); “I-Sector” or the “Company”) today announced results for its third quarter ended September 30, 2005 and announced its intention to sell its two smaller business units and focus entirely on its Cisco-centric IP Communications business.
CONSOLIDATED FINANCIAL RESULTS HIGHLIGHTS:
For the three months ended September 30, 2005, compared to the same period in the previous year:
•	Revenue increased 20.1% to 39.2 million from $32.6 million.

•	Gross margin was 16.1% compared to 18.7%.

•	Gross profit increased 3.1% to $6.3 million from $6.1 million.

•	Net loss was $235,000 compared to net income of $618,000.

•	Diluted loss per share was $0.04 compared to net income per share of $0.11 in the previous year period.
For the nine months ended September 30, 2005, compared to the same period in the previous year:
•	Revenue increased 47.3% to $101.3 million from $68.8 million.

•	Gross margin was 16.9% compared to 20.3%.

•	Gross profit increased 22.4% to $17.1 million from $13.9 million.

•	Net loss was $7.2 million compared to net income of $708,000. The 2005 period included two one-time, non-cash charges totaling $6.3 million, which were recorded in the quarter ended March 31, 2005.

•	Diluted loss per share was $1.28 compared to net income per share of $0.14 in the previous year period.
PLANNED SALE OF TWO BUSINESS UNITS
The Company announced today that it intends to sell two non-core business units, Stratasoft, Inc. and Valerent, Inc. The Company has engaged Raymond James Associates as a financial advisor in connection with the sale of Stratasoft. Subsequent reported operating results will reflect the results of these two businesses as discontinued operations.
Commenting on the quarterly results, James H. Long, Chairman and Chief Executive Officer, stated, “Our InterNetwork Experts subsidiary surpassed our expectations, both in terms of revenue and operating income, however, consolidated results for the quarter were below expectations due to continuing operating losses in our Stratasoft subsidiary. Because of the continuing losses at Stratasoft, we have decided that it would be in the in the best interest of I-Sector stockholders to sell this business unit and build value with a focused strategy in our core operations at INX. Additionally, we intend to continue to pursue the previously announce sale of our Valerent business unit. I am encouraged by the results reported by our InterNetwork Experts business unit during the quarter, which were accomplished while we were integrating two recent acquisitions and dealing with the now resolved delay in the payment of a very large receivable.”

PROPOSED NAME CHANGE AND ELIMINATION OF HOLDING COMPANY STRUCTURE:
The Company announced that the Board has approved the merger of our primary operating subsidiary, InterNetwork Experts, Inc., into I-Sector. Following this transaction, the Company will adopt a new corporate name. The combined entity and name change will more accurately reflect our singlular focus on providing enterprise IP Communications solutions and support. The Company anticipates that the merger and name change will be complete before December 31, 2005.
OUTLOOK:
The statements made in this Outlook section are based on the Company’s current expectations. These statements are forward-looking, and actual results may differ materially. Readers are cautioned to consider this fact and to pay particular attention to the statements made in the Safe Harbor Statement below. There are numerous risk factors that could negatively impact actual results. We base our outlook for the future on input received from our customers, sales staff and vendors, our current view of market conditions, our internal goals for financial performance, our anticipated sales and marketing efforts, our anticipated vendor pricing, and anticipated vendor incentive programs, some or all of which are impossible to predict with certainty.
With respect to the Company’s outlook for the upcoming twelve months:
•	Over the past several years we have achieved most of our revenue growth by increasing market share in Texas. Although we expect to continue to realize growth in our current Texas markets, we are now in the process of expanding our operations geographically. This expansion out of the Texas region is expected to occur through acquisitions of existing businesses in other markets and opening branch offices in new markets. We expect this strategy to become a significant factor in our overall growth.

•	We expect gross margins on product sales to remain relatively flat compared to the past twelve months, but fluctuations of one or two percentage points on a quarter-to-quarter basis will likely occur, with lower gross margins on higher levels of sales and higher gross margins on lower levels of sales typical.

•	We expect to continue to expand our services offerings, and to increase our services gross margin percentage through continued marketing of our Netsurant branded post-sale support contracts for IP communications customers, as well as through continued growth of design and implementation revenues associated with product sales.
Our goal is to improve profitability from continuing operations at a faster rate than the growth of revenue over the next twelve months. In order to achieve this goal we must improve our gross margin percentage on sales and/or limit the growth of our operating expenses relative to revenue growth. Our current expectation for our fourth quarter ending December 31, 2005 is for revenue of $30 million to $33 million from continuing operations, an increase of 48% to 63% compared to revenue of $20.3 million from continuing operations in the comparable prior year period.
Regarding the Company’s expectations for the future, Mr. Long stated “Our InterNetwork Experts business has been performing very well, with a 3-year compound growth of revenue of 93% through 2004, and 60% revenue growth for the nine months ended September 30, 2005. The sale of our non-core businesses will allow us to focus on the significant opportunity we believe exists in the rapidly growing enterprise voice over IP solutions industry and continue our efforts to become the leading national focused solutions provider of Cisco-based products.”
CONFERENCE CALL:
An investor conference call will be held by the Company today, starting at 11:00 a.m. Eastern Standard Time to present the results and updated outlook as well as provide an opportunity to answer investors’ questions in a public format. The call is expected to last a maximum of 60 minutes.
James Long, Chairman and Chief Executive Officer; Mark Hilz, President and Chief Operating Officer; and Brian Fontana, Chief Financial Officer, will be on the call to discuss the quarter’s results and answer investors’ questions.

To access the conference call within the U.S., dial 800-862-9098. For international/toll access, dial 785-424-1057.
The conference call will begin promptly at 11:00 a.m. Eastern Standard Time. Investors wishing to participate should call the telephone number at least five minutes prior to that time.
Beginning approximately one hour after the end of the conference call, a replay of the conference call will be accessible by calling either 888-562-3379 from within the U.S., or 402-220-1187 for international/toll acess.
SAFE HARBOR STATEMENT:
The statements contained in this document and during the related conference call that are not statements of historical fact (including in particular the statements made in the Outlook section and Mr. Long’s quotes above) including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors, including:
•	The Company’s ability to sell its Stratasoft and Valerent business units, and the price and terms of such sales.

•	The Company’s ability to finance its business operations.

•	Market and economic conditions, including capital expenditures by enterprises for communications products and services.

•	The Company’s ability to identify suitable acquisition candidates and successfully integrate acquired companies, and the risk of unexpected liabilities or loss of customers and other unforeseeable risks associated with making acquisitions.

•	Whether we obtain anticipated contracts and other business, and the timing of obtaining same.

•	The Company’s ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.

•	The continuance of, and the Company’s ability to qualify for, sales incentive programs from its key supplier.

•	The Company’s ability to attract and retain key management, sales and technical staff

•	Risks associated with entry into new markets.

•	Broad market acceptance of IP telephony in general and Cisco-centric products and technology in particular.

•	Unexpected losses related to customer credit risk.

•	Uncertainties related to rapid changes in the information and communications technology industries.

•	Catastrophic events.

•	Other risks and uncertainties set forth from time to time in the Company’s public statements and its most recent Annual Report filed with the SEC on Form 10-K for the year 2004, which is available on the Company’s web site in PDF format at www.I-Sector.com/Information/sec.asp.
Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company’s past results of operations are not necessarily indicative of its operating results for any future periods. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.

ABOUT I-SECTOR CORPORATION:
I-Sector Corporation, headquartered in Houston, Texas (AMEX:ISR — News), is engaged in the area of providing information and communications technology, with a particular focus on Cisco-centric IP Communications solutions. Additional information about I-Sector is available on the Internet at www.I-Sector.com.
Contact:
I-Sector Corporation
Brian Fontana, Chief Financial Officer, 713-795-2000
or
PR Financial Marketing LLC. (Investor Relations)
Jim Blackman, 713-256-0369
jimblackman@prfinancialmarketing.com

I-SECTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,
	2004	2005
Revenue:
Products	$27,255	$32,802
Services	2,826	5,495
Custom projects	2,531	860

Total revenue	32,612	39,157

Cost of goods and services:
Products	23,331	28,676
Services	1,849	3,654
Custom projects	1,323	526

Total cost of goods and services	26,503	32,856

Gross profit	6,109	6,301
Selling, general and administrative expenses	5,456	6,321

Operating income (loss)	653	(20)
Interest and other income (expense), net	17	(180)

Income (loss) from continuing operations before income taxes	670	(200)
Income tax expense	2	29

Net income (loss) from continuing operations before minority interest	668	(229)
Minority interest	(50)	—

Net income (loss) from continuing operations	618	(229)
Discontinued operations:
Loss on disposal of discontinued operations, net of taxes	—	(6)

Net income (loss)	$618	$(235)

Net income (loss) per share:
Basic:
Income (loss) from continuing operations before minority interest	$0.13	$(0.04)
Minority interest	(0.01)	—
Loss on disposal of discontinued operations, net of taxes	—	—
Cumulative effect of change in accounting method	—	—

Net income (loss) per share	$0.12	$(0.04)

Diluted:
Income (loss) from continuing operations before minority interest	$0.12	$(0.04)
Minority interest	(0.01)	—
Loss on disposal of discontinued operations, net of taxes	—	—
Cumulative effect of change in accounting method	—	—

Net income (loss) per share	$0.11	$(0.04)

Shares used in computing net income (loss) per share:
Basic	5,148,837	5,975,392

Diluted	5,547,912	5,975,392

I-SECTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Nine months ended September 30,
	2004	2005
Revenue:
Products	$54,058	$84,728
Services	7,879	12,301
Custom projects	6,837	4,244

Total revenue	68,774	101,273

Cost of goods and services:
Products	46,472	73,784
Services	5,187	8,169
Custom projects	3,171	2,247

Total cost of goods and services	54,830	84,200

Gross profit	13,944	17,073
Selling, general and administrative expenses	13,191	23,452

Operating income (loss)	753	(6,379)
Interest and other income (expense), net	10	(255)

Income (loss) from continuing operations before income taxes	763	(6,634)
Income tax benefit	—	4

Net income (loss) from continuing operations before minority interest	763	(6,630)
Minority interest	(56)	(23)

Net income (loss) from continuing operations	707	(6,653)
Discontinued operations:
Gain on disposal of discontinued operations, net of taxes	1	58

Net income (loss) before cumulative effect of change in accounting method	708	(6,595)
Cumulative effect of change in application of percentage of completion method	—	(566)

Net income (loss)	$708	$(7,161)

Net income (loss) per share:
Basic:
Income (loss) from continuing operations before minority interest	$0.16	$(1.19)
Minority interest	(0.01)	—
Gain on disposal of discontinued operations, net of taxes	—	0.01
Cumulative effect of change in accounting method	—	(0.10)

Net income (loss) per share	$0.15	$(1.28)

Diluted:
Income (loss) from continuing operations before minority interest	$0.15	$(1.19)
Minority interest	(0.01)	—
Gain on disposal of discontinued operations, net of taxes	—	0.01
Cumulative effect of change in accounting method	—	(0.10)

Net income (loss) per share	$0.14	$(1.28)

Shares used in computing net income (loss) per share:
Basic	4,572,124	5,613,614

Diluted	5,014,378	5,613,614

I-SECTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2004		2005
	Amount	%	Amount	%
	(Dollars in thousands)
Revenue
INX product	$27,179	83.3	$32,228	82.3
INX service	1,516	4.6	4,241	10.8

Total INX revenue	28,695	87.9	36,469	93.1

Stratasoft — Custom projects	2,531	7.8	860	2.2

Valerent product	288	.9	576	1.5
Valerent service	1,310	4.0	1,254	3.2

Total Vale rent revenue	1,598	4.9	1,830	4.7

Eliminations revenue	(212)	(.6)	(2)	0.0

Total revenue	32,612	100.0	39,157	100.0
Gross profit:
INX product	3,928	14.5	4,106	12.7
INX service	417	27.5	1,349	31.8

Total INX gross profit	4,345	15.1	5,455	15.0
Stratasoft — Custom projects	1,208	47.7	334	38.8

Valerent product	(4)	(1.4)	20	3.5
Valerent service	560	42.7	492	39.2

Total Vale rent gross profit	556	34.8	512	28.0

Total gross profit	6,109	18.7	6,301	16.1
Selling, general and administrative expenses:
INX	3,332	11.6	4,326	11.9
Stratasoft	1,419	56.1	1,224	142.3
Valerent	522	32.7	552	30.2
Corporate	183	N/A	219	N/A

Total selling, general and administrative expenses	5,456	16.7	6,321	16.1
Operating income (loss):
INX	1,013	3.5	1,129	3.1
Stratasoft	(211)	(8.3)	(890)	(103.5)
Valerent	34	2.1	(40)	(2.2)
Corporate	(183)	N/A	(219)	N/A

Total operating (loss) income	653	2.0	(20)	(0.1)
Interest and other income (expense), net	17	0.1	(180)	(0.5)

Income (loss) from continuing operations before income taxes	670	2.1	(200)	(0.5)
Income tax benefit	2	0.0	29	0.1

Net income (loss) from continuing operations before minority interest	668	2.1	(229)	(0.6)
Minority interest	(50)	(0.2)	—	0.0
Loss on disposal of discontinued operations, net of taxes	—	(0.0)	(6)	0.0

Net income (loss)	$618	1.9	$(235)	(0.6)

I-SECTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2004		2005
	Amount	%	Amount	%
	(Dollars in thousands)
Revenue INX product	$53,594	77.9	$83,376	82.3
INX service	4,054	5.9	8,571	8.5

Total INX revenue	57,648	83.8	91,947	90.8

Stratasoft — Custom projects	6,837	9.9	4,244	4.2

Valerent product	1,127	1.6	1,376	1.4
Valerent service	3,825	5.6	3,730	3.6

Total Vale rent revenue	4,952	7.2	5,106	5.0

Eliminations revenue	(663)	(0.9)	(24)	(0.0)

Total revenue	68,774	100.0	101,273	100.0
Gross profit:
INX product	7,521	14.0	10,923	13.1
INX service	1,221	30.1	2,649	30.9

Total INX gross profit	8,742	15.2	13,572	14.8
Stratasoft — Custom projects	3,666	53.6	1,997	47.1

Valerent product	65	5.8	21	1.5
Valerent service	1,471	38.5	1,483	39.8

Total Valerent gross profit	1,536	31.0	1,504	29.5

Total gross profit	13,944	20.3	17,073	16.9
Selling, general and administrative expenses:
INX	7,534	13.1	10,937	11.9
Stratasoft	3,570	52.2	4,181	98.5
Valerent	1,398	28.2	1,672	32.7
Corporate	689	N/A	6,662	N/A

Total selling, general and administrative expenses	13,191	19.2	23,452	23.2
Operating income (loss):
INX	1,208	2.1	2,635	2.9
Stratasoft	96	1.4	(2,184)	(51.5)
Valerent	138	2.8	(168)	(3.3)
Corporate	(689)	N/A	(6,662)	N/A

Total operating (loss) income	753	1.1	(6,379)	(6.3)
Interest and other income (expense), net	10	0.0	(255)	(0.3)

Income (loss) from continuing operations before income taxes	763	1.1	(6,634)	(6.6)
Income tax benefit	—	0.0	(4)	(0.0)

Net income (loss) from continuing operations before minority interest	763	1.1	(6,630)	(6.6)
Minority interest	(56)	(0.1)	(23)	(0.0)
Gain on disposal of discontinued operations, net of taxes	1	0.0	58	0.1

Net income (loss) before change in accounting method	708	1.0	(6,595)	(6.5)
Cumulative effect of change in application of percentage of completion method	—	—	(566)	(0.6)

Net income (loss)	$708	1.0	$(7,161)	(7.1)

I-SECTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	September 30,
	2004	2005
		(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$4,773	$1,091
Accounts and notes receivable, net of allowance of $2,146 and $992	30,127	37,136
Inventory	1,159	879
Cost and estimated earnings in excess of billings	1,663	1,019
Other current assets	310	282

Total current assets	38,032	40,407
Property and equipment, net of accumulated depreciation of $2,397 and $2,801	1,787	2,532
Notes receivable, long-term, net of allowance of $250 and $0	207	56
Goodwill	—	7,136
Intangible assets, net of accumulated amortization of $1,005 and $1,362	1,113	1,131

Total Assets	$41,139	$51,262

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and current portion of long-term debt	$8,220	$9,112
Accounts payable	10,675	16,034
Billings in excess of cost and estimated earnings	63	261
Other current liabilities	5,931	7,094

Total current liabilities	24,889	32,501

Long-term debt	122	35
Minority interest	279	—
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 15,000,000 shares authorized, 5,201,354 and 5,976,926 shares issued	52	60
Additional paid in capital	17,513	27,543
Retained deficit	(1,716)	(8,877)

Total stockholders’ equity	15,849	18,726

Total Liabilities and Stockholders’ Equity	$41,139	$51,262